SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Asyst Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2
APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF 1993 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS OF THE COMPANY
STOCK OPTION GRANTS AND EXERCISES
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
CERTAIN TRANSACTIONS
LEGAL PROCEEDINGS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
ASYST TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

ASYST TECHNOLOGIES, INC.

48761 Kato Road
Fremont, CA 94538

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On September 23, 2003

To the Shareholders of Asyst Technologies, Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of Asyst Technologies, Inc., a California corporation, will be held on Tuesday, September 23, 2003 at 10:00 a.m. local time at our offices at 48761 Kato Road, Fremont, California 94538 for the following purpose:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve our 2003 Equity Incentive Plan.

3. To approve our 1993 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under this plan by 550,000 shares.

4. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the 2004 fiscal year.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Our Board of Directors has fixed the close of business on July 25, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting of Shareholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

James C. Kitch
Assistant Secretary

Fremont, California

July 29, 2003

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING OR YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ASYST TECHNOLOGIES, INC.

48761 Kato Road
Fremont, CA 94538

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

September 23, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Asyst Technologies, Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on September 23, 2003, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices at 48761 Kato Road, Fremont, California 94538. We intend to mail this proxy statement and accompanying proxy card on or about August 14, 2003 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

      We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to these beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees or, at our request, the Proxy Advisory Group of Strategic Stock Surveillance, Inc. No additional compensation will be paid to our directors, officers or other regular employees for such services, but Strategic Stock Surveillance will be paid its customary fee, estimated to be $7,500, if it renders solicitation services.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on July 25, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 25, 2003, we had outstanding and entitled to vote 39,210,469 shares of Common Stock.

      Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

Voting Via the Internet or by Telephone

      Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet.

      The telephone and Internet voting procedures below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

      Shareholders of record may go to www.eproxyvote.com/asyt to grant a proxy to vote their shares by means of the Internet. They will be required to provide the last four digits of their tax identification number and the control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-PRX-VOTE (1-877-779-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than Asyst’s proxy card.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling 1-800-454-8683, or via the Internet at ADP Investor Communication Services’ web site at www.proxyvote.com.

General Information for All Shares Voted Via The Internet or by Telephone

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time on September 22, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Investor Relations Department of Asyst at our principal executive offices at 48761 Kato Road, Fremont, CA 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

      Pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, the deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our Annual Meeting of Shareholders in 2004 is April 15, 2004. Unless a shareholder who wishes to bring a matter before the shareholders at the Company’s 2004 annual meeting of shareholders notifies Asyst of such matter prior to June 29, 2004, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

      There are seven nominees for the seven Board positions presently authorized under our Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently one of our directors, all of whom, except for Tsuyoshi Kawanishi, have been elected for their current term by shareholders.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

      The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation

Stephen S. Schwartz, Ph.D.	43	Chairman of the Board of Directors, President and Chief Executive Officer of Asyst
P. Jackson Bell	61	Financial Advisor and Board Member
Stanley Grubel	61	Retired Vice President and General Manager, Philips Semiconductor Manufacturing
Tsuyoshi Kawanishi	74	Retired Executive Senior Vice President, Toshiba Electronic Co., Ltd.
Robert A. McNamara	49	Group Executive — Industrial and Infrastructure, Fluor Corporation
Anthony E. Santelli	63	Retired General Manager, IBM
Walter W. Wilson	59	Retired Senior Vice President, Solectron

      Dr. Schwartz has served as our Chairman of the Board since January 2003. He has been a director since August 2002 when he was elected to the board in conjunction with his appointment as our President and Chief Executive Officer. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations and became Executive Vice President, Product Groups and Operations in October 2001. Prior to joining us, he served as President of Consilium, a software company and wholly-owned subsidiary of Applied Materials, Inc., from May 1999 to January 2001. Between May 1997 and May 1999, Dr. Schwartz served as Vice President and General Manager of Applied Materials’ Global Service Business, a supplier of products and services to the global semiconductor industry. From September 1992 to May 1999, Dr. Schwartz also served as General Manager of Applied Materials’ High Temperature Films Division. From 1987 to 1992, Dr. Schwartz held various marketing, business development and engineering positions at Applied Materials. He has been a director of Semiconductor Equipment and Materials International, or SEMI, since July 2003.

      Mr. Bell has served as a director since June 2000. He has served as a venture advisor to emerging growth companies since August 1998. From November 1996 to August 1998, Mr. Bell served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Adobe Systems Incorporated. Mr. Bell has served as a director of Centurion Wireless Technologies, Inc. since 1996. From September 1993 to March 1996, Mr. Bell served as Executive Vice President and Chief Financial Officer of Conner Peripherals, Inc.

      Mr. Grubel has served as a director since January 1997. He served as a Vice President and General Manager of Philips Semiconductor Manufacturing, Inc. from June 2000 until his retirement in 2002. Prior to such time, he served as Chief Executive Officer of MiCRUS Corporation from September 1994 through June 2000. Between January 1990 and September 1994, he served in various executive positions for IBM, most recently as Director of Procurement and Capital Planning for the Microelectronics Division. Since May 1999, he has served on the board of directors of CH Energy Group.

      Mr. Kawanishi has served as a director of Asyst since June 2003. He currently also serves on the boards of SMIC, the largest semiconductor foundry in the Peoples Republic of China, and TCS Japan. Mr. Kawanishi served on the board of Applied Materials from 1994 to 2001 and Chartered Semiconductor Ltd. from 1995 to 1999. He previously served on the Asyst board from 1996 to 2001. He is a former executive senior vice president and director of Toshiba Electronic Co., Ltd. He is chairman of The Society of Semiconductor Industry Seniors in Japan and serves on the International Advisory Panel for Singapore Technologies.

      Mr. McNamara has served as a director since October 1999. Since 2001, he has served as Group Executive for Fluor Corporation. From June 1999 to 2001, he served as President of the Manufacturing and Life Sciences Strategic Business Unit of the Fluor Daniel division of Fluor Corporation. From October 1996 to June 1999, Mr. McNamara served as a Vice President of Fluor Daniel. Prior to such time, Mr. McNamara served as President of Marshall Contractors from 1982 until Marshall was acquired by Fluor Corporation in October 1996.

      Mr. Santelli has served as a director since May 2001. He served as Executive Vice Chairman, USA Global Link from August 1999 until retiring in May 2001. He served as a General Manager of IBM Printing Systems Company from March 1997 until July 1999. From November 1995 to March 1997, Mr. Santelli was General Manager, Product and Brand Management, IBM Personal Computer Company.

      Mr. Wilson has served as a director of Asyst since January 1995. Since October 2000 he has been a business consultant. From 1989 until he retired in October 2000, Mr. Wilson held numerous management positions at Solectron Corporation, most recently as Senior Vice President, Business Integration and Information Technology.

      There are no family relationships among any of our directors or executive officers.

Board Committees and Meetings

      During the fiscal year ended March 31, 2003 the Board of Directors held sixteen meetings and did not act by unanimous written consent. The Board has an Audit Committee and a Compensation Committee and has authorized the establishment of a Governance and Nominating Committee.

      The Audit Committee meets with our independent auditors quarterly to review the quarterly results and the results of the annual audit and to discuss the financial statements. The Audit Committee determines whether the independent auditors should be retained and receives and considers the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Mr. McNamara, Mr. Wilson and Mr. Bell. Mr. Wilson is the Chairman of the Audit Committee. Mr. Bell is our audit committee financial expert. The Audit Committee met seven times during the 2003 fiscal year. All members of our Audit Committee are independent, as independence is defined in Rule 4200(a)(14) of the NASD listing standards.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Mr. Grubel and Mr. Santelli. Mr. Grubel is the Chairman of the Compensation Committee. The Compensation Committee met twelve times during the 2003 fiscal year. All members of our Compensation Committee are independent, as independence is defined in Rule 4200(a)(14) of the NASD listing standards.

      In January 2003 the Board authorized the establishment of a Governance and Nominating Committee, consisting of the Board’s outside directors. The Board is in the process of finalizing the structure and charter for the Governance and Nominating Committee. The Governance and Nominating Committee met once in connection with the nomination of Mr. Kawanishi.

      During the fiscal year ended March 31, 2003 each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

      The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee has adopted a written Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

      On April 2, 2002, based on the recommendation of the Audit Committee, the Board of Directors retained PricewaterhouseCoopers LLP as our independent auditors for the audit of our consolidated financial statements for the fiscal year ended March 31, 2002. At the same time, we terminated the engagement of our previous independent public accountant, Arthur Andersen LLP, which had audited our financial statements from our inception in 1984 until the fiscal year ended March 31, 2001.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, matters related to the conduct of the audit of our financial statements and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed results of the independent auditors’ examination of the financial statements. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee also considered whether provision of non-audit services is compatible with maintaining the auditor’s independence.

      The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

      The Audit Committee held seven meetings during fiscal year 2003. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as our independent auditors for the 2004 fiscal year.

Audit Committee

Walter Wilson, Chairman
P. Jackson Bell
Robert McNamara

[1]	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Asyst under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN

      In July 2003 our Board of Directors adopted the 2003 Equity Incentive Plan, or the 2003 Plan, attached hereto as Appendix A, and reserved 1,000,000 shares of Common Stock for issuance under the 2003 Plan, subject to shareholder approval.

      Shareholders are requested in this Proposal 2 to approve the 2003 Plan, which reserves 1,000,000 shares of our Common Stock, or approximately 2.6% of our 38,490,419 shares outstanding as of May 31, 2003. We believe that the ability to grant stock awards, including stock options or restricted stock awards, is a critical tool for recruiting and retaining personnel. The 2003 Plan does not provide for an automatic share reserve increase provision, commonly known as an evergreen provision. In addition, the 2003 Plan prohibits Asyst from “repricing options” without shareholder approval (see “Administration” below). Our 1993 Stock Option Plan, or the 1993 Plan, has expired, which means that shares underlying unexercised 1993 Plan options that are cancelled or expire will not be available for future grants. We also have a 2001 Non-Officer Equity Plan, or the 2001 Plan, which has not been approved by shareholders and which can only be used for the inducement of non-officer employees or for conversion of outstanding options under the plan of an acquired company. If the shareholders fail to approve this Proposal 2, we may be unable to grant incentive stock awards in the future.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the 2003 Plan. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

      The description of the essential features of the 2003 Plan outlined below is qualified in its entirety by reference to the 2003 Plan.

General

      The 2003 Plan provides for the grant of both incentive and nonstatutory stock options, and restricted stock awards. Incentive stock options granted under the 2003 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the 2003 Plan are intended not to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

      The 2003 Plan was adopted to (A) provide our officers, directors, employees and consultants a means to acquire our stock, (B) assist in securing and retaining the services of employees and (C) provide for these persons to exert maximum efforts for our success. All of our approximately 550 employees and directors and the employees of our majority owned joint venture, Asyst Shinko, Inc., are eligible to participate in the 2003 Plan.

Administration

      The 2003 Plan is administered by our Board. The Board has the power to construe and interpret the 2003 Plan and, subject to the provisions of the 2003 Plan, to (A) select the persons to whom grants are to be made, (B) designate the number of shares covered by each option, (C) determine whether an option is an incentive stock option or a nonstatutory stock option, (D) establish vesting schedules, (E) specify the exercise price and the type of consideration to be paid to us upon exercise, and (F) subject to restrictions, specify any other terms. The Board is authorized to delegate administration of the 2003 Plan to a committee composed of not fewer than two members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3 and, in the discretion of the Board, who are “outside directors” within the meaning of Section 162(m) of the Code. The Board has delegated administration of the 2003 Plan to the Compensation Committee of the Board. As used herein with respect to the 2003 Plan, the “Board” refers to the Compensation Committee as well as to the Board of Directors itself.

      Notwithstanding the Board’s powers under the 2003 Plan, unless shareholder approval is received, the Board may neither reduce the exercise price of an outstanding option, nor cancel an outstanding option in exchange for a new option or for shares of stock.

Eligibility

      We may grant incentive stock options under the 2003 Plan only to employees, including officers and employee directors, of Asyst and our affiliates. Employees, including officers, directors and certain consultants are eligible to receive nonstatutory stock options and awards of restricted stock under the 2003 Plan.

      The per-individual, per-calendar year period limitation on the number of shares that can be subject to a stock option under the 2003 Plan is 400,000 shares of Common Stock. This limitation generally permits us to deduct for tax purposes the compensation attributable to the exercise of options granted under the 2003 Plan.

      No more than ten percent of the shares reserve may be granted as restricted stock awards.

      No incentive stock option may be granted under the 2003 Plan to any person who, at the time of the grant, owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, unless the option exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2003 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year, under all such plans of Asyst and our affiliates may not exceed $100,000.

Stock Subject to the 2003 Plan

      If awards granted under the 2003 Plan expire or otherwise terminate without being exercised, the Common Stock underlying these awards again becomes available for issuance under the 2003 Plan. If the Company reacquires unvested stock issued under the 2003 Plan, the reacquired stock will again become available for reissuance under the 2003 Plan.

      Subject to shareholder approval, the total number of shares of Common Stock authorized for issuance under the 2003 Plan is 1,000,000 shares. Of the total number of shares reserved under the 2003 Plan, no more than 1,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the 2003 Plan.

Terms of Options

      The following is a description of the permissible terms of options under the 2003 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price to purchase shares of Common Stock pursuant to an incentive stock option under the 2003 Plan may not be less than the fair market value of the Common Stock on the date of the option grant, and in some cases, may not be less than 110% of this fair market value. See “Eligibility” above. The exercise price to purchase shares of Common Stock pursuant to nonstatutory stock options under the 2003 Plan may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. At July 25, 2003, the closing price of our Common Stock as reported on the Nasdaq National Market was $11.05 per share.

      The exercise price of options granted under the 2003 Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of other Common Stock of Asyst, (b) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

      Transferability. Under the 2003 Plan, an optionee may not transfer an incentive stock option other than by will or by the laws of descent and distribution and an optionee may only exercise an option during the lifetime of the optionee. An optionee may not transfer a nonstatutory stock option except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the optionee may transfer the nonstatutory stock option upon the terms and conditions set forth in the option. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee’s death.

      Option Exercise. Options granted under the 2003 Plan may become exercisable in cumulative increments, or vest, as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2003 Plan may permit early exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows us to repurchase shares not yet vested at their exercise price should the optionee leave our employment before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of Asyst or by a combination of these means.

      Term. The maximum term of options under the 2003 Plan is ten years, except that in certain cases the maximum term is five years. See “Eligibility” above. Options under the 2003 Plan terminate three months after termination of the optionee’s employment or relationship as a consultant or director of Asyst or any of our affiliates, unless (i) such termination of employment is due to such person’s permanent and total disability, as defined in the Code, in which case the option may, but need not, provide that the optionee may exercise the option within one year of this termination; (ii) the optionee dies while employed by or serving as a consultant or director of Asyst or any affiliate of Asyst, or within three months after termination of this relationship, in which case the option may, but need not, provide that the optionee may exercise the option to the extent the option was exercisable at the time of the optionee’s death within eighteen months of the optionee’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting or director relationship.

Terms of Restricted Stock Awards

      Payment. The Board determines the purchase price for a restricted stock purchase but the Board may grant restricted stock awards for no purchase price. The purchase price for a restricted stock award may be payable in cash, the recipient’s past services performed for us, or any other form of legal consideration. Rights to acquire shares under a restricted stock award may not be transferred other than by will or by the laws of descent and distribution.

      Purchase Price. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2003 Plan must be paid either (i) in cash at the time of purchase or, (ii) in the discretion of the Board, (a) by delivery of other Common Stock of Asyst, (b) pursuant to a deferred payment arrangement (c) the recipient’s past services performed for us or (d) in any other form of legal consideration acceptable to the Board.

      Vesting. Shares of stock sold or awarded under the 2003 Plan must be subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The minimum vesting schedule is three years if vesting is based on time spent providing services to the Company and one year if vesting is based on performance criteria determined by the Board.

      Restrictions on Transfer. Rights under a restricted stock award may not be transferred.

Adjustment Provisions

      If there is any change in the Common Stock subject to the 2003 Plan or subject to any stock award granted under the 2003 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the 2003 Plan and the stock awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares and price per share of stock subject to the 2003 Plan and outstanding stock awards.

Effect of Mergers or Other Corporate Reorganizations

      In the event of (i) the sale or other disposition of all or substantially all of the consolidated assets of the Company or its subsidiaries, as determined by the Board in its discretion, (ii) the sale or other disposition of at least ninety percent of the outstanding securities of the Company, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may assume or continue awards outstanding under the 2003 Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume or continue such awards or substitute similar awards, then with respect to awards held by participants whose service with the Company or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date. The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

      The Board may suspend or terminate the 2003 Plan without shareholder approval or ratification at any time or from time to time. If approved by the shareholders, the 2003 Plan will terminate July 21, 2013.

      The Board may also amend the 2003 Plan at any time or from time to time. However, no amendment will be effective unless approved by our shareholders within twelve months of its adoption by the Board if the amendment would require shareholder approval for the 2003 Plan to comply with Section 422 of the Code. Subject to the foregoing, the Board may amend the 2003 Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under Section 422 of the Code or to bring the 2003 Plan or any option granted thereunder into compliance with the Code.

Federal Income Tax Information

      Incentive Stock Options. We intend for the incentive stock options under the 2003 Plan to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

      There generally are no federal income tax consequences to the optionee or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any.

      If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (A) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (B) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee has held the stock. Long-term capital gains are generally subject to lower tax rates than short-term capital gains and ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.

      To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs, subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

      Nonstatutory Stock Options. There are no tax consequences to the optionee or us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss generally will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase rights.

      Restricted Stock Awards. Upon acquisition of a restricted stock purchase award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition, or vesting, of the stock. This gain or loss generally will be long-term or short-term depending on how long the stock was held.

      Potential Limitation on Our Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 2003 Plan, when combined with all other types of compensation received by a covered employee from Asyst, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations promulgated under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of “outside directors” and either: (A) the option plan contains a per employee limitation on the number of shares for which options may be granted during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (B)(i) the award is granted by a compensation committee comprised solely of “outside directors;” (ii) the award is granted ,or exercisable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting or exercisability of the award that the performance goal has been satisfied; and (iv) prior to the granting or exercisability of the award, shareholders have approved the material terms of the award, including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

      Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (A) the award is granted by a compensation committee comprised solely of “outside directors;” (B) the award is granted or exercisable only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (C) the compensation committee certifies in writing prior to the granting or exercisability of the award that the performance goal has been satisfied; and (D) prior to the granting or exercisability of the award, shareholders have approved the material terms of the award, including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

PROPOSAL 3

APPROVAL OF 1993 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

      In June 1993, our Board of Directors adopted, and the shareholders subsequently approved, the 1993 Employee Stock Purchase Plan, or the Purchase Plan. As a result of amendments to the Purchase Plan in 1996, 1998 and 2001, there were 1,900,000 shares of Common Stock reserved for issuance under the Purchase Plan. As of June 30, 2003, an aggregate of 1,670,430 shares had been issued under the Purchase Plan and only 229,570 shares remained available for the grant of future rights under the Purchase Plan.

      During the last fiscal year, all executive officers as a group purchased 2,578 shares under the Purchase Plan at a weighted average exercise price of $9.24. All employees, excluding executive officers, purchased 239,995 shares under the Purchase Plan at a weighted average exercise price of $8.39.

      In July 2003, our Board of Directors amended the Purchase Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Purchase Plan by 550,000 shares to 2,450,000 shares of Common Stock.

      Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. If the shareholders fail to approve this Proposal 3, we may be unable to allow employees to participate in the Purchase Plan at levels determined appropriate by the Board. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

      The description of the essential features of the Purchase Plan outlined below is qualified in its entirety by reference to the Purchase Plan.

Purpose

      The purpose of the Purchase Plan is (A) to provide a means by which employees of Asyst and the employees of any subsidiary corporation of Asyst designated by the board of directors to participate in the Purchase Plan, may be given an opportunity to purchase Common Stock through payroll deductions, (B) to assist us in retaining the services of our employees, (C) to secure and retain the services of new employees, and (D) to provide incentives for employees to exert maximum efforts for our success. Approximately 518 of our 550 employees are eligible to participate in the Purchase Plan. The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

      The Purchase Plan is administered by the board of directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our Common Stock will be granted, the provisions of each offering of such rights which need not be identical, and whether the employees of any subsidiary corporation of Asyst shall be eligible to participate in such offering. The board has the power, which it has not exercised, to delegate administration of the Purchase Plan to a committee of not less than two board members. The board may abolish any such committee at any time and revest in the board the administration of the Purchase Plan.

Offerings

      The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the board. An offering cannot last more than 27 months. Currently, each offering under the Purchase Plan lasts six months.

Eligibility

      Any person who is customarily employed at least 20 hours per week and five months per calendar year by Asyst, or by any subsidiary corporation of Asyst designated from time to time by the board, on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided that the Board currently requires the employee to have been in our continuous employ for at least six months preceding the first day of the offering period. Our executive officers who are “highly compensated” as defined in the Code are eligible to participate in the purchase plan. Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Asyst or of any subsidiary corporation of Asyst, including any stock which the employee may purchase under all outstanding rights and options. In addition, no employee may accrue, in any calendar year, rights to purchase more than $25,000 worth of Common Stock, determined at the fair market value of the shares at the time such rights are granted, under all employee stock purchase plans of Asyst.

Participation In The Plan

      An eligible employee may enroll in the Purchase Plan by delivering to Asyst, prior to the date designated by the board as the offering date for the offering, an agreement authorizing payroll deductions of the employee’s base compensation during the offering. Currently, the Board limits the payroll deductions to a maximum of ten percent of an employee’s compensation. In connection with each offering, the board may specify a maximum number of shares that may be purchased by an employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees. If an offering contains more than one purchase date, the board may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given purchase date under the offering. If on a purchase date it is determined that the participants have contributed more money than is necessary to purchase the maximum number of shares that can be purchased on that date, the board will make a pro rata allocation of the shares available in as nearly a uniform manner as practicable and as the board deems equitable.

Purchase Price

      The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (A) 85% of the fair market value of a share of Common Stock on the day the offering commences, or (B) 85% of the fair market value of a share of Common Stock on the day on which shares are purchased.

Payment Of Purchase Price; Payroll Deductions

      The purchase price of the shares is accumulated by payroll deductions over the offering period. Subject to rules determined by the Board, at any time during the purchase period, a participant may reduce, terminate or begin his or her payroll deductions. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make any additional payments into such account.

Purchase Of Stock

      By executing an agreement to participate in the Purchase Plan, an employee is entitled to purchase shares under the Purchase Plan. Unless an employee’s participation is timely discontinued, his or her right to purchase shares is exercised automatically on the designated date at the applicable price. The amount of money remaining in an employee’s account following a purchase of shares that is less than the amount required to purchase a share on that purchase date at the applicable price is carried over to purchase shares on the next purchase date. Any money in excess of that amount is refunded to the employee.

Withdrawal

      A participant may withdraw from an offering by delivering a notice of withdrawal to us at least 21 days prior to the next purchase date. Upon an employee’s withdrawal from that offering, we will refund that employee’s accumulated payroll deductions without interest, less any amounts already used to purchase stock on that employee’s behalf during such offering, and the employee’s purchase right in that offering will thereupon terminate. An employee’s withdrawal from an offering does not affect that employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination Of Employment

      All of an employee’s rights under the Purchase Plan terminate upon termination of that employee’s employment for any reason, and we will refund all of his or her accumulated payroll deductions, without interest.

Restrictions On Transfers

      Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment And Termination

      The board may suspend or terminate the Purchase Plan at any time. The board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders within 12 months of its adoption by the board if the amendment would (A) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (B) modify the requirements relating to eligibility for participation in the Purchase Plan, or (C) modify any other provision of the Purchase Plan in a manner that would require approval under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code. Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without the consent of the person to whom such rights were granted.

Effect Of Certain Corporate Events

      In the event of a dissolution, liquidation or specified type of merger of Asyst, the surviving corporation will assume the rights under the Purchase Plan, continue the rights as then in effect or substitute similar rights, or the purchase date of any ongoing offering will be accelerated such that the outstanding rights are exercised and terminated immediately prior to, or concurrent with, any such event.

Stock Subject To The Purchase Plan

      Subject to shareholder approval of this Proposal 3, an aggregate of 2,450,000 shares of Common Stock will be reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

Federal Income Tax Information

      Rights granted under the Purchase Plan are intended to qualify for the favorable federal income tax treatment available under Section 421 of the Code.

      Each participant pays federal income tax on amounts withheld for the purchase of shares as if such amounts were actually received. When shares are purchased, however, no federal income tax will be due. Federal income tax will be incurred upon disposition of the shares acquired through the Purchase Plan, and the rate of taxation will depend upon the holding period of the purchase shares.

      If the stock is disposed of at least two years after the beginning of the offering under which it was purchased and at least one year after its transfer to the participant, then the amount taxed as ordinary income will be the lesser of (A) the excess of the fair market value of the stock at the time of such disposition over the exercise price, or (B) the excess of the fair market value of the stock at the beginning of the offering period over the exercise price. Any further gain or any loss will be taxed as long-term capital gain or loss. Long-term capital gains currently are taxed at lower rates than ordinary income.

      If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be classified as short-term or long-term depending on how long the stock has been held.

      There are no federal income tax consequences to Asyst by reason of the grant or exercise of rights under the Purchase Plan. Asyst is entitled to a deduction to the extent amounts realized from a disposition of shares are taxed as ordinary income to a participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 31, 2003.

			Number of Securities
			Remaining Available for
			Issuance Under Equity
	Number of Securities to be	Weighted-Average	Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options, Warrants	Outstanding Options,	Reflected in
	and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,952,222 (1)	$12.20	1,282,582	(2), (3)
Equity compensation plans not approved by security holders	1,257,839 (4)	$12.24	795,622
Total	9,210,061	$12.20	2,078,204

(1)	We acquired Hine Design, Incorporated in 1998. One hundred twenty four former employees and consultants of Hine Design received stock options exercisable for 334,376 shares of our Common Stock, with a weighted average exercise price of $1.1966 per share, in exchange for the concurrent cancellation of stock options and deferred compensation units under compensation plans maintained by Hine Design. Statistics regarding currently outstanding options issued in connection with our acquisition of Hine Design are included in the above table.

(2)	Of these shares, 229,570 remain available for purchase under our 1993 Employee Stock Purchase Plan and 1,053,012 under our 1993 Plan.

(3)	The 1993 Plan expired on June 22, 2003 and no shares are available for grant under the 1993 Plan after June 22, 2003.

(4)	We acquired GW Associates, Inc. in May 2001. Thirty-six former employees and consultants of GW Associates received stock options exercisable for 276,573 shares of our Common Stock, with a weighted average exercise price of $8.6547, in connection with our acquisition of GW Associates and the concurrent cancellation of stock appreciation rights outstanding under the GW Associates 2000 Incentive Plan. Statistics regarding options issued in connection with the acquisition of GW Associates are included in the above table.

      The following equity compensation plans of Asyst that were in effect as of March 31, 2003 were adopted without the approval of our security holders:

•	2001 Non-Officer Equity Plan

•	SemiFab Inc. 1993 Flexible Stock Incentive Plan, or the SemiFab Plan

•	Palo Alto Technologies, Inc. 1997 Stock Plan, or the PAT Plan

•	Progressive System Technologies, Inc. 1995 Stock Option/ Stock Issuance Plan, or the PSTI Plan

Of our four equity compensation plans not approved by shareholders, three, the SemiFab, PAT and PSTI Plans, were assumed in connection with acquisitions, and we no longer grant options under these assumed plans. Outstanding options under these assumed plans are exercisable for shares of our Common Stock. The following table provides certain information about our equity compensation plans not approved by shareholders, as of March 31, 2003:

	Year Plan Assumed	Number of Shares of Common	Weighted-Average
	or Adopted by	Stock to be Issued Upon Exercise	Exercise Price of
Plan	Asyst	of Outstanding Options	Outstanding Options

2001 Non-Officer Equity Plan	2001	1,222,886	$12.35
SemiFab Plan	2001	28,055	$2.67
PAT Plan	1999	4,070	$2.22
PSTI Plan	1999	2,828	$72.35

      The material features of our equity compensation plans adopted without the approval of our security holders are described below:

2001 Non-Officer Equity Plan

      In January 2001, the Board adopted the 2001 Non-Officer Equity Plan, and subsequently amended it in July 2001 and March 2002. The 2001 Non-Officer Equity Plan, as amended, or the 2001 Plan, has not been approved by shareholders. The 2001 Plan reserves for issuance up to 2,100,000 shares of the Company’s common stock pursuant to (A) the exercise of options granted under the 2001 Plan, (B) the grant of stock bonuses under the 2001 Plan, and (C) the grant of restricted stock purchase awards under the 2001 Plan. Under the 2001 Plan, as of March 31, 2003 there were outstanding options to purchase 1,222,886 shares of our Common Stock. The number of shares available for future grant and stock awards granted under the 2001 Plan are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 2001 Plan.

      Eligibility for Participation. Employees and consultants who are not officers or directors are eligible to receive awards under the 2001 Plan.

      Terms of Options. Nonstatutory stock options are available for grant under the 2001 Plan. The exercise price of options granted under the 2001 Plan may not be less than 85% of the fair market value of our common stock on the date of grant. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board, (A) by delivery of other Common Stock of Asyst, (B) pursuant to a deferred payment arrangement or (C) in any other form of legal consideration acceptable to the Board. The term of a stock option under the 2001 Plan may not exceed ten years.

      Options granted under the 2001 Plan are generally made subject to vesting over time. Options may also be made exercisable under conditions the Board may establish, such as, if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee’s employment terminates for any reason, the option remains exercisable for a period of time following termination as determined by the Board and provided for in the respective stock option agreement.

Terms of Stock Bonuses and Purchases of Restricted Stock

      Payment. The Board determines the purchase price for a restricted stock purchase but the purchase price may not be less than 85% of the fair market value of our Common Stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2001 Plan must be paid either in cash at the time of purchase or (i) by delivery of other Common Stock of Asyst, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board. Shares of stock sold or awarded under the 2001 Plan may, but need not, be subject to a repurchase option in favor of Asyst in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2001 Plan. Rights under a stock bonus or restricted stock bonus agreement may not be transferred.

      Effect of Certain Corporate Events. The 2001 Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, any surviving or acquiring corporation must either assume any stock awards outstanding under the 2001 Plan or substitute similar stock awards for those outstanding under this plan. In the event that any surviving corporation declines to assume or continue the stock awards outstanding under the 2001 Plan, or to substitute similar stock awards, then stock awards under the 2001 Plan that are held by persons then performing services as employees or as consultants for us become fully vested and exercisable, and will terminate if not exercised prior to the merger or other corporate reorganization affecting us.

SemiFab, Inc. 1993 Flexible Stock Incentive Plan

      We assumed the SemiFab Plan in connection with our acquisition of SemiFab in February 2001. Options are no longer granted under the SemiFab Plan and any outstanding options that were granted under the SemiFab Plan are exercisable into shares of our Common Stock. The SemiFab Plan has not been approved by our shareholders. Under the SemiFab Plan, as of March 31, 2003 there were outstanding options to purchase 28,055 shares of our Common Stock, with a weighted average exercise price of $2.67. All of these outstanding options were granted prior to our acquisition of SemiFab. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the SemiFab Plan.

      Terms of Options. Under the SemiFab Plan, the exercise price of options may not be less than the fair market value of the stock into which the option is exercisable, at the time of grant. At the time the outstanding options under the SemiFab Plan were granted, the options were exercisable for shares of common stock of SemiFab. Following our acquisition of SemiFab, these options became exercisable for shares of our Common Stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the Agreement and Plan of Merger and Reorganization under which we acquired SemiFab. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board, (A) by delivery of other Common Stock of Asyst or (B) pursuant to a deferred payment arrangement. Outstanding options granted under the SemiFab Plan were generally made subject to vesting over time.

      Terms of Restricted Stock Purchase Awards. No restricted stock purchase awards were outstanding under the SemiFab Plan when we acquired SemiFab in February 2001. Awards of any kind, including restricted stock purchase awards, are no longer granted under the SemiFab Plan.

      Effect of Certain Corporate Events. The SemiFab Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, any outstanding options under the SemiFab Plan must be repurchased by us unless these options are assumed by the surviving corporation or similar stock awards are substituted for those outstanding under this plan.

Palo Alto Technologies, Inc. 1997 Stock Plan

      We assumed the PAT Plan in connection with our acquisition of Palo Alto Technologies in 1999. Options are no longer granted under the PAT Plan and any outstanding options that were granted under the PAT Plan are exercisable into shares of our Common Stock. The PAT Plan has not been approved by our shareholders. Under the PAT Plan, as of March 31, 2003, there were outstanding options to purchase 4,070 shares of our common stock, with a weighted average exercise price of $2.22. All of these outstanding options were granted prior to our acquisition of Palo Alto Technologies. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the PAT Plan.

      Terms of Options. Under the PAT Plan, the exercise price of options may not be less than the fair market value of the stock into which the option is exercisable, at the time of grant. At the time the outstanding options under the PAT Plan were granted, the options were exercisable for shares of common stock of Palo Alto Technologies. Following our acquisition of Palo Alto Technologies, these options became exercisable for shares of our common stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the Stock Purchase Agreement under which we acquired Palo Alto Technologies. Payment of the exercise price may be made in cash at the time the option is exercised, or at the discretion of the Board, (A) by delivery of other Common Stock of Asyst or (B) pursuant to a deferred payment arrangement. Outstanding options granted under the PAT Plan were generally made subject to vesting over time.

      Terms of Restricted Stock Purchase Awards. No restricted stock purchase awards were outstanding under the PAT Plan when we acquired Palo Alto Technologies in 1999. Awards of any kind, including restricted stock purchase awards, are no longer granted under the PAT Plan.

      Effect of Certain Corporate Events. The PAT Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, unless any surviving corporation either assumes stock awards outstanding under the PAT Plan or substitutes similar stock awards for those outstanding under this plan, the outstanding stock awards will be accelerated so that they are fully vested.

Progressive System Technologies, Inc. 1995 Stock Option/ Stock Issuance Plan

      We assumed the PSTI Plan in connection with our acquisition of Progressive System Technologies, or PSTI, in 1999. Options are no longer granted under the PSTI Plan and any outstanding options that were granted under the PSTI Plan are exercisable into shares of our Common Stock. The PSTI Plan has not been approved by our shareholders. Under the PSTI Plan, as of March 31, 2003 there were outstanding options to purchase 2,828 shares of our common stock, with a weighted average exercise price of $72.35. All of these outstanding options were granted prior to our acquisition of PSTI. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the PSTI Plan.

      Terms of Options. Under the PSTI Plan, the exercise price of options may not be less than the fair market value of the stock into which the option is exercisable, at the time of grant. At the time the outstanding options under the PSTI Plan were granted, the options were exercisable for shares of common stock of PSTI. Following our acquisition of PSTI, these options became exercisable for shares of our common stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the Agreement and Plan of Merger and Reorganization under which we acquired PSTI. Payment of the exercise price may be made in cash at the time the option is exercised, or by delivery of other Common Stock of Asyst. Outstanding options granted under the PSTI Plan were generally made subject to vesting over time.

      Effect of Certain Corporate Events. The PSTI Plan requires that, in the event of specified types of merger or other corporate reorganization affecting us, unless any surviving corporation either assumes stock awards outstanding under the PSTI Plan or substitutes similar stock awards for those outstanding under this plan, the outstanding stock awards will be accelerated so that they are fully vested.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for the 2004 fiscal year and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. On April 2, 2002, the Board of Directors, based on the recommendation of the Audit Committee, appointed PricewaterhouseCoopers LLP as our independent auditors for the audit of our consolidated financial statements for the fiscal year ended March 31, 2002. At the same time, we terminated the engagement of our previous independent public accountant, Arthur Andersen LLP, which had audited our financial statements from our inception in 1984 until the fiscal year ended March 31, 2001, and which had continued to render professional services for the quarterly review of our financial statements in the first three quarters of the 2002 fiscal year.

      During our 2000 and 2001 fiscal years, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, there was no disagreement between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. The audit reports of Arthur Andersen LLP on the consolidated financial statements of Asyst as of and for the two fiscal years ended March 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

      During our fiscal years ended March 31, 2001 and March 31, 2000, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, we did not consult with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Prior to our engagement of PricewaterhouseCoopers LLP on April 2, 2002, we had retained PricewaterhouseCoopers LLP to provide financial information systems and design professional services, as described below.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Asyst and its shareholders.

      PricewaterhouseCoopers LLP fees for the fiscal years ended March 31, 2003 and 2002 are as follows:

	2003	2002

Audit Fees	$690,000	$423,000
Audit-Related Fees	2,000	—
Tax Fees	619,000	—
All Other Fees	—	1,165,000

TOTAL	$1,311,000	$1,588,000

      Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and statutory audits required by non-U.S. jurisdictions.

      Audit-Related Fees: The services for the fees disclosed under this category include services related to new accounting pronouncements and releases. No such fees were incurred during fiscal 2002.

      Tax Fees: The services for the fees disclosed under this category include tax return preparation, technical tax advice, tax compliance, and tax advice related to acquisitions.

      All Other Fees: For the year ended March 31, 2002, all fees for this category were for services rendered for information systems design and implementation professional services. PricewaterhouseCoopers LLP ceased to provide such services following its engagement as our independent auditors, and no related services were rendered or billed during fiscal 2003.

      The Audit Committee has determined that the provision of the services by PricewaterhouseCoopers LLP, as set forth herein, is compatible with maintaining that firm’s independence.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS OF THE COMPANY

      Our current executive officers, and their ages and positions as of June 30, 2003, are as follows:

Management

Name	Age	Principal Occupation

Stephen S. Schwartz, Ph.D.	43	Chairman of the Board, President and Chief Executive Officer
Anthony C. Bonora	60	Executive Vice President of Research and Development, Chief Technical Officer and Asyst Fellow
Geoffrey G. Ribar	44	Senior Vice President and Chief Financial Officer
Frederick J. Tiso	41	Senior Vice President of Manufacturing Operations

      Biographical information for Dr. Schwartz is set forth under Proposal 1 above.

      Mr. Bonora joined Asyst in 1984 and has been Executive Vice President, Research and Development of Asyst since 1986, Chief Technical Officer since January 1996, and Asyst Fellow since April 2000. From 1975 to 1984, he held various management positions at Siltec Corporation, a manufacturer of products for the semiconductor industry, including Vice President, Research and Development and General Manager of its Cybeq equipment division.

      Mr. Ribar joined Asyst in August 2001 as Senior Vice President and Chief Financial Officer. Prior to joining us, he served as Chief Financial Officer of iBeam Broadcasting Corporation, a provider of web-based streaming communications applications, from August 2000 to August 2001. iBeam subsequently filed for bankruptcy in October 2001. From October 1998 to February 2000, Mr. Ribar was Chief Financial Officer of Packard Bell NEC, Inc., a manufacturer of personal computers and related products, and from December 1997 to October 1998 he was Chief Financial Officer of NVIDIA Corp., an advanced graphics processing technology company. From May 1982 to December 1997, Mr. Ribar had several managerial positions at Advanced Micro Devices, Inc., a global supplier of integrated circuits, including Vice President and Corporate Controller from October 1995 to December 1997.

      Mr. Tiso joined Asyst in April 2002, as Senior Vice President, Manufacturing Operations. From 1998 until joining us, Mr. Tiso was Vice President, Global Order Fulfillment, for Lucent Technologies, Inc., a networking company. Prior to joining Lucent, he held the same position at Ascend Communications from 1998 until Ascend was acquired by Lucent in 2000. Prior to joining Ascend, he was Senior Director, Worldwide Manufacturing Operations for Applied Materials.

      There are no family relationships among any of our directors or executive officers.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of our Common Stock as of June 30, 2003 by:

•	each nominee for director;

•	each of the executive officers named in the Summary Compensation Table;

•	all of our executive officers and directors as a group; and

•	all those known by Asyst to be beneficial owners of more than five percent (5%) of its Common Stock.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of Common Stock subject to options currently exercisable within 60 days of June 30, 2003. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 38,485,908 shares of our Common Stock outstanding as of June 30, 2003.

	Beneficial Ownership(1)

	Number of	Percent of
Beneficial Owner	Shares	Total

Perkins, Wolf, McDonnell & Company(2)	3,493,600	9.1%
310 S. Michigan Ave., Suite 2600
Chicago, IL 60604
State of Wisconsin Investment Board	3,215,000	8.4%
P.O. Box 7842
Madison, WI 53707
Wellington Management Company LLP(3)	2,345,827	6.1%
75 State Street
Boston, MA 02109
Mihir Parikh, Ph.D.(4)	2,010,095	5.0%
Stephen S. Schwartz, Ph.D.(5)	306,616	*
Anthony C. Bonora(6)	329,075	*
Geoffrey G. Ribar(7)	125,000	*
P. Jackson Bell(8)	33,537	*
Stanley Grubel(9)	87,997	*
Robert A. McNamara(10)	40,027	*
Anthony E. Santelli(11)	39,091	*
Walter W. Wilson(12)	111,997	*
Tsuyoshi Kawanishi(13)	48,818	*
Frederick J. Tiso(14)	63,600	*
All directors and executive officers as a group (10 persons)(15)	1,185,758	3.0%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13G filed with the SEC. Schedules 13G provide information as to beneficial ownership only as of their dates of filing, and, consequently, the beneficial ownership of Asyst’s principal shareholders may have changed between such dates and June 30, 2003. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Asyst believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Berger Small Cap Value Fund shares investment and voting power over 2,700,000 shares with Perkins, Wolf, McDonnell & Company, a sub-investment advisor.

(3)	Wellington Management Company LLP, in its capacity as investment advisor, may be deemed to beneficially own 2,345,827 Asyst shares which are held of record by clients of Wellington Management Company LLP.

(4)	Dr. Parikh’s beneficial ownership information is based on a Schedule 13G filed with the SEC on February 14, 2003. We do not believe this information to be currently accurate and have been unable to obtain updated information. Dr. Parikh’s Schedule 13G reported that his beneficial ownership includes 341,128 shares held of record by Mihir & Nancy Parikh Living Trust, dated April 3, 1986, of which Dr. Parikh is a trustee; 60,800 shares held in four separate trusts for Dr. Parikh’s children, of which Dr. Parikh and his wife are co-trustees; 14,400 shares held by a custodian for the benefit of Dr. Parikh’s minor children, of which Dr. Parikh disclaims beneficial ownership; and 1,576,767 shares subject to stock options exercisable within 60 days of December 31, 2002.

(5)	Includes 288,035 shares subject to stock options exercisable within 60 days of June 30, 2003.

(6)	Includes 291,360 shares subject to stock options exercisable within 60 days of June 30, 2003.

(7)	Includes 115,000 shares subject to stock options exercisable within 60 days of June 30, 2003.

(8)	Includes 29,251 shares subject to stock options exercisable within 60 days of June 30, 2003.

(9)	Includes 82,833 shares subject to stock options exercisable within 60 days of June 30, 2003.

(10)	Includes 30,833 shares subject to stock options exercisable within 60 days of June 30, 2003. Includes 30,004 shares held by ADP Marshall, a subsidiary of the Fluor Daniel division of Fluor Corporation. Mr. McNamara is Group Executive-Industrial and Infrastructure of Fluor Corporation, and disclaims beneficial ownership of these shares held by ADP Marshall.

(11)	Includes 22,395 shares subject to stock options exercisable within 60 days of June 30, 2003. Includes 5,102 shares subject to repurchase by us as of June 30, 2003.

(12)	Includes 106,833 shares subject to stock options exercisable within 60 days of June 30, 2003.

(13)	Consists solely of shares that may be acquired within 60 days of June 30, 2003 pursuant to outstanding stock options.

(14)	Includes 52,500 shares subject to stock options exercisable within 60 days of June 30, 2003.

(15)	Includes an aggregate of 1,067,858 shares held by all directors and current executive officers that are subject to options exercisable within 60 days of June 30, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended March 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors

      Upon appointment to our Board of Directors, we provide to each new non-employee director a sign-on award, on a deferred basis, of shares of Common Stock with a value equal to $120,000. The award vests monthly over 36 months from the date of grant, but the shares comprising the award cannot be sold until after the award recipient has ceased to be a member of our Board.

      In addition, as of July 2003, each non-employee director receives annually a $35,000 cash retainer, or a pro-rata portion thereof, for service on the Board of Directors plus, in fiscal year 2004, an annual grant of an option to purchase 25,000 shares of our Common Stock, or a pro-rata portion thereof, with an exercise price equal to the fair market value of the underlying stock on the date of grant, which vests monthly over the period from the date of grant to the end of the fiscal year. Any future annual grants of options are to be determined. Each director who serves on the Board of Directors also receives $2,000 for each Board meeting attended in person and $1,000 if attended telephonically, and $1,000 for each Board committee meeting attended in person and $500 if attended telephonically. Each member of the Audit Committee and the Compensation Committee will receive a $5,000 retainer. The Chairman of the Audit Committee and the audit committee financial expert will each also receive $10,000. The Chairman of the Compensation Committee will also receive $7,500. Directors are not paid by the hour for work performed on special projects. Instead, directors will receive $5,000 per project involving overseas travel if assigned by the Board as a whole. During the 2003 fiscal year, and prior to the adoption of our new Board compensation policy under which directors do not receive hourly compensation, four of our directors were compensated on an hourly basis for work on special projects, with the total hourly compensation received by each director ranging from $2,500 to $22,750. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with our reimbursement policy.

      For fiscal year 2003, the annual stock options were granted on April 1, 2002 to continuing directors who served on the Board as of April 1, 2002. Options to purchase an aggregate of 37,500 shares were granted to five non-employee directors with an exercise price of $18.65 per share.

      On June 10, 2003, the date of his appointment as a director, Tsuyoshi Kawanishi received an option grant to purchase 21,508 shares with an exercise price of $6.50 per share and a prorated annual retainer.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

      The following table shows for the fiscal years ended March 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other three most highly compensated executive officers at March 31, 2003 and one former executive officer who earned more than $100,000 during the fiscal year ended March 31, 2003 (the “Named Executive Officers”):

					Long Term Compensation Awards

					Awards		Payouts

		Annual Compensation			Restricted	Securities	LTIP
	Fiscal				Stock	Underlying	Payouts	All Other
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Awards	Options	($)	Compensation($)

Stephen S. Schwartz, Ph.D.(2)	2003	217,095	—		—	75,000	—	520	(6)
Chairman of the Board,	2002	223,008	20,000	(7)	2,600	75,000	—	515	(6)
President and Chief	2001	43,865	30,000	(7)	—	375,000	—	89	(6)
Executive Officer
Geoffrey G. Ribar(3)	2003	219,769	—		—	50,000	—	781	(8)
Senior Vice President and	2002	122,045	40,000	(7)	—	175,000	—	433	(6)
Chief Financial Officer	2001	—	—		—	—	—	—
Anthony C. Bonora	2003	201,900	—		—	65,000	157,250	—
Executive Vice President,	2002	224,164	—		—	60,000	—	3,209	(9)
Research and Development, Chief	2001	255,769	—		8,500	50,000	—	10,471	(10)
Technical Officer and Asyst Fellow
Frederick J. Tiso(4)	2003	198,172	50,000	(7)	—	150,000	—	468	(6)
Senior Vice President,	2002	—	—		—	—	—	—
Manufacturing Operations	2001	—	—		—	—	—	—
Mihir Parikh, Ph.D.(5)	2003	280,481	—		—	225,000	—	1,378,938	(11)
Former Chairman of the	2002	325,384	—		—	150,000	—	17,452	(12)
Board and Former Chief	2001	358,654	—		17,000	150,000	—	38,033	(13)
Executive Officer

(1)	Our officers are eligible for annual cash bonuses under the terms of our Executive Bonus Plan. Payments of bonuses are based upon achievement of specified financial objectives determined by the Compensation Committee at the beginning of each fiscal year. Financial objectives are based, in part, on our operating budget and results of operations.

(2)	Dr. Schwartz was appointed our President and Chief Executive Officer in August 2002 and our Chairman of the Board in January 2003.

(3)	Mr. Ribar joined Asyst in August 2001.

(4)	Mr. Tiso joined Asyst in April 2002.

(5)	Dr. Schwartz replaced Dr. Parikh as our Chief Executive Officer in August 2002. Dr. Parikh’s employment with Asyst ended in January 2003 and he resigned from our Board in March 2003.

(6)	Consists of premiums for term life and supplemental disability insurance.

(7)	Sign-on bonus.

(8)	Consists of premiums for term life and supplemental disability insurance and health club membership dues.

(9)	Consists of a payment for a patent.

(10)	Consists of a payment for a patent and matching contributions to our 401(k) plan.

(11)	Consists of premiums for term life and supplemental disability insurance of $2,772, a severance payment of $1,356,065 and a car allowance of $20,101.

(12)	Consists of a car allowance and premiums for term life and supplemental disability insurance.

(13)	Consists of a car allowance, premiums for term life and supplemental disability insurance and matching contributions to our 401(k) plan.

STOCK OPTION GRANTS AND EXERCISES

      We have granted options to our executive officers under our 1993 Stock Option Plan. As of June 30, 2003, options to purchase a total of 7,788,971 shares were outstanding under the option plan. On June 22, 2003 the 1993 Stock Option Plan expired, therefore no shares are available for grant under that plan.

      The following tables show for the fiscal year ended March 31, 2003, certain information regarding options granted to, exercised by, and held at fiscal year end by the Named Executive Officers:

	Individual Grants

		Percentage
		of Total
	Number of	Options			Potential Realizable Value
	Securities	Granted to			at Assumed Annual Rates
	Underlying	Employees			of Stock Price Appreciation
	Options	in Fiscal	Exercise		for Option Term(4)
	Granted(#)	Year(%)	Price ($/Sh)	Expiration
Name	(1)	(2)	(3)	Date	5%($)	10%($)

Stephen S. Schwartz, Ph.D.	75,000	3.5	14.91	04/10/2012	703,267	1,782,155
Geoffrey G. Ribar	50,000	2.3	14.91	04/10/2012	468,845	1,188,103
Anthony C. Bonora	65,000	3.0	14.91	04/11/2012	609,498	1,544,534
Frederick J. Tiso	150,000	7.0	16.02	04/04/2012	1,511,247	3,829,661
Mihir Parikh, Ph.D.	225,000	10.5	14.91	04/11/2012	2,109,802	5,346,465

(1)	25% of the options become exercisable on each anniversary after the grant date over four years. The term of each option is generally the earlier of (A) ten years or (B) 90 days after the termination of the employment of the holder.

(2)	Based on an aggregate of 2,141,023 options granted to directors and employees of Asyst in fiscal 2003 including the Named Executive Officers.

(3)	The exercise price per share of each option is equal to the fair market value of the underlying stock on the date of the grant.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant, which is 10 years. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares	Value	Underlying Unexercised		In-the-Money Options
	Acquired on	Realized	Options at FY-End(#)		at FY-End($)
Name	Exercise(#)	($)(1)	Exercisable/Unexercisable		Exercisable/Unexercisable(2)

Stephen S. Schwartz, Ph.D.	—	—	203,569/	321,431	—/—
Geoffrey G. Ribar	—	—	43,750/	181,250	—/—
Anthony C. Bonora	—	—	234,729/	309,381	102,345/337,025
Frederick J. Tiso	—	—	37,500/	112,500	—/—
Mihir Parikh, Ph.D.	—	—	1,534,767/	0	256,074/—

(1)	Based on the fair market value of our Common Stock on the date of exercise minus the exercise price of the options.

(2)	Based on the fair market value of our Common Stock as of March 31, 2003, which was $5.42, minus the exercise price of the options.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      In July 2001, we entered into an employment agreement with Mr. Geoffrey Ribar, our Senior Vice President and Chief Financial Officer. The employment agreement set Mr. Ribar’s initial base salary at $265,000 annually, subject at the time to the 10 percent reduction applicable to salaries of all Asyst officers. Mr. Ribar is eligible to receive annual bonuses and to participate in our stock incentive plans. Also, he is eligible to participate in any of our benefit plans maintained for our employees. In the event of a change in control of Asyst on or before August 20, 2005, vesting of any options not then vested will accelerate by two years. If Mr. Ribar is terminated for reasons other than cause effective prior to August 20, 2003, he will be entitled to receive an amount equal to six months base salary at his then current rate.

      In April 1998, we entered into an employment agreement with Dr. Mihir Parikh, our former Chairman of the Board and former Chief Executive Officer. The term of employment commenced on April 1, 1998, and extended for three years, renewing daily, so that, absent notice by either party of an intent not to continue the term, the term should have always been three years. The employment agreement set Dr. Parikh’s initial base salary at a minimum of $325,000 annually. Pursuant to the agreement, our Compensation Committee was obligated to annually review his base salary for potential increase. In addition, during the employment term, Dr. Parikh was eligible to receive annual bonuses and to participate in our stock incentive plans. Also, he was eligible to participate in any of our benefit plans maintained for our employees. Upon termination without cause or if he had terminated his employment for good reason, either before or within six months following a change in control, Dr. Parikh would have been entitled to receive a lump-sum cash payment equal to the present value of the sum of (a) three times his then annual base salary and (B) three times an annual average bonus amount, determined under a formula set forth in the employment agreement. Dr. Parikh would have also been entitled to all benefits that were payable to him at the time of termination and to continued participation for 18 months thereafter, in our health and life insurance plans in which he was then a participant.

      Dr. Parikh’s employment with Asyst terminated in January 2003. In March 2003, Asyst made a severance payment of $1,356,064.69 to Dr. Parikh. In February 2003, Dr. Parikh filed a Demand for Arbitration related to his termination. The arbitration is pending.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION2

      The Compensation Committee is comprised of Mr. Grubel and Mr. Santelli, neither of whom has been an officer or employee of Asyst. The Compensation Committee is responsible for establishing our compensation programs including salaries, bonuses, if any, stock ownership programs and other long-term incentive programs for all employees, including the Chief Executive Officer and the other executive officers. The Compensation Committee evaluates performance and makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate.

Compensation Philosophy

      The goals of the compensation program are to align compensation with business objectives and performance and to enable Asyst to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term shareholder value. Key elements of this philosophy are:

•	We pay competitively with leading companies with which we compete for talent. We regularly compare our pay practices with Silicon Valley companies in the semiconductor capital equipment industry and selected companies appearing in compensation surveys published by the American Electronics Association, and set our pay parameters based on this review. When using comparative data, we attempt to set our compensation levels in a range which is competitive with management compensation at the companies examined.

      2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Asyst under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•	We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	We provide equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to our business challenges and opportunities as owners and not just as employees.

      Base Salary. The Compensation Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Compensation Committee makes a subjective assessment of, individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight of these factors in the case of a particular individual’s compensation may vary. Executive officers’ salaries in fiscal year 2003 were voluntarily reduced by approximately ten to twenty percent from their base annual salaries in recognition of the significant downturn in our business.

      Annual Incentives. Our Executive Bonus Plan, or the Bonus Plan, is a variable pay program pursuant to which our officers and other senior managers may earn additional annual compensation. The actual incentive award earned depends on the extent to which articulated objectives are achieved. At the start of each year, the Compensation Committee reviews and approves annual corporate financial performance objectives for Asyst and individual performance objectives for each executive officer. The Compensation Committee then establishes a target bonus amount for each executive officer if both corporate financial performance objectives and individual performance objectives are met and allocates the target bonus between corporate financial performance objectives and the individual performance objectives for each executive officer. With regard to the Bonus Plan for fiscal year 2003, the Compensation Committee determined that the corporate financial objectives for fiscal year 2003 were not met. The Compensation Committee determined that executive officers substantially met their individual performance objectives during the 2003 fiscal year. However, it was determined that no bonuses would be paid to any executive officer or other employee for the 2003 fiscal year as a result of adverse business conditions.

      Long-Term Incentives. Our long-term incentive program currently consists of: (A) the 2001 Non-Officer Equity Plan for non-executive officer employees; (B) the 1993 Employee Stock Purchase Plan; and (C) the Long Term Incentive Compensation Plan, or LTIP, which we adopted in 1998 and which the shareholders subsequently approved. Until its expiry on June 22, 2003, our long-term incentive program also included the 1993 Stock Option Plan.

      The 1993 Stock Option Plan and the 2001 Non-Officer Equity Plan utilize vesting periods, generally four years, to encourage key employees to continue in our employ and provide them with incentives to increase long-term shareholder value. The size of option grants is determined based on competitive practices at leading companies in the industry and our philosophy of significantly linking executive compensation with shareholder interests. In making awards, the Compensation Committee considers the number, value and vesting of an individual’s outstanding options. On June 22, 2003 the 1993 Stock Option Plan expired, and no shares are available for grant thereunder. The purpose of the 1993 Employee Stock Purchase Plan is to provide a means by which key employees of Asyst, and any employee of any parent or subsidiary of Asyst designated by the Board of Directors to participate in the Purchase Plan, may purchase Common Stock through payroll deductions. Compensation payable under the LTIP is based on long-term corporate performance and is tied to an increase in shareholder value. The LTIP provides for the award of participation interests to our key employees as determined by the Compensation Committee. The LTIP participation interests are subject to vesting and the value of the participation interests is determined with reference to increases in our earnings per share from year to year. No awards were made under the LTIP during the 2003 fiscal year.

Chief Executive Officer Compensation

      Dr. Schwartz was appointed Chief Executive Officer in August 2002. The Compensation Committee set Dr. Schwartz’s base annual salary for fiscal year 2003 at $330,000. In setting this amount, the Compensation Committee took into account (A) the scope of Dr. Schwartz’s responsibility and (B) the Compensation Committee’s confidence in Dr. Schwartz to lead our continued development. Dr. Schwartz voluntarily declined this salary increase upon his appointment as Chief Executive Officer and instead retained his previous base salary of $265,000, less voluntary reductions of ten to twenty percent during fiscal 2003 plus a number of unpaid company shutdowns. As with the other executive officers, the Compensation Committee determined that Dr. Schwartz substantially met his individual performance objectives during the 2003 fiscal year.

      In fiscal year 2003 Dr. Schwartz was also granted a stock option to purchase 75,000 shares of our Common Stock. Twenty-five percent of the option becomes exercisable on each anniversary of the grant date over four years.

      Dr. Parikh was our Chief Executive Officer from 1992 until August 2002. He continued as our Chairman of the Board, under the same compensation arrangement he had as Chief Executive Officer, until January 2003. The Compensation Committee set Dr. Parikh’s base annual salary for fiscal year 2003 at approximately $324,000, which represents a voluntary reduction of approximately ten percent from fiscal 2002 in recognition of the significant downturn in our business. In setting this amount, the Compensation Committee took into account (A) the scope of Dr. Parikh’s responsibility and (B) his performance relative to his peer group. Dr. Parikh received a severance payment in connection with his termination.

      In fiscal year 2003 Dr. Parikh was also granted a stock option to purchase 225,000 shares of our Common Stock. None of these options had vested upon his termination.

      On April 1, 1998 we entered into an employment agreement with Dr. Parikh. The essential provisions of this agreement are described under “Employment, Severance and Change of Control Agreements.”

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code, or the Code, limits Asyst to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Named Executive Officers in a taxable year. Compensation that meets certain requirements of Section 162(m) of the Code, or performance-based compensation, is not one of the types of compensation that is subject to the $1 million aggregate limit on deductibility.

      The Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit, will exceed $1 million. Nevertheless, the Compensation Committee has determined that options granted under the 1993 Stock Option Plan with an exercise price at least equal to the fair market value of Asyst Common Stock on the date of grant shall be treated as performance-based compensation. The Compensation Committee has determined that awards made under the LTIP shall be made so as to be treated as performance-based compensation under Section 162(m) of the Code. The Compensation Committee intends to continue to evaluate the effects of the statute and to comply with Code Section 162(m) in the future to the extent consistent with our best interest.

Conclusion

      Through the programs described above, a significant portion of our compensation program for our senior executive officers is contingent on our performance, and realization of benefits is closely linked to increases in long-term shareholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

Compensation Committee

Stanley Grubel, Chairman
Anthony E. Santelli

Compensation Committee Interlocks and Insider Participation

      As previously noted, the Compensation Committee is composed of two non-employee directors: Mr. Grubel and Mr. Santelli. Neither member of the Compensation Committee is or was formerly an officer or employee of Asyst. No interlocking relationship exists between Asyst’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

Performance Measurement Comparison3

      The following graph shows the total shareholder return of an investment of $100 in cash on April 1, 1998 for (A) Asyst Common Stock, (B) the Nasdaq Market Index, as calculated by Media General, or the Nasdaq Market Index, and (C) the Media General Industry Group 355 Index — Special Industry Machinery, except Metalworks, a published index, or SIC Code Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31 of each year:

	1998	1999	2000	2001	2002	2003

Asyst Technologies, Inc.	100.00	59.14	503.23	111.83	156.56	46.62
SIC Code Index	100.00	109.30	306.93	159.41	195.37	84.22
Nasdaq Market Index	100.00	130.68	240.65	99.05	100.28	73.55

[3]	The material in this performance graph is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Asyst under the 1933 Act or the 1934 Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

      Asyst has entered into employment agreements and other agreements with certain of its executive officers. See “Employment, Severance and Change of Control Agreements.”

      Asyst has entered into indemnity agreements with certain officers and directors which provide, among other things, that Asyst will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Asyst, and otherwise to the fullest extent permitted under California law and the Company’s bylaws.

LEGAL PROCEEDINGS

      On February 25, 2003, Mihir Parikh, our former Chief Executive Officer and Chairman of the Board, filed a demand for arbitration with the American Arbitration Association against us, alleging breach of his employment agreement, wrongful termination in violation of public policy, discrimination based on age, race and national origin, fraud and deceit, defamation and violation of the California Labor Code. On March 4, 2003, Dr. Parikh resigned as a member of the Company’s Board of Directors. On June 17, 2003, Dr. Parikh filed an amended demand for arbitration adding as respondents our Chief Executive Officer and Chairman of the Board, Stephen S. Schwartz, and three outside directors, Walter W. Wilson, Stanley J. Grubel and Anthony E. Santelli to all claims other than the breach of contract claim. Dr. Parikh seeks compensatory damages in excess of $5 million plus punitive damages and attorney’s fees. We deny Dr. Parikh’s allegations and intend to defend the action vigorously. The arbitration hearing is scheduled for spring of 2004.

HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

      This year, a number of brokers with account holders who are Asyst shareholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify Asyst or your broker that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to: Investor Relations, Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538 or contact Investor Relations, Asyst Technologies, Inc. at (510) 661-5000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Asyst will promptly deliver, upon written or oral request, to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents were delivered.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

James C. Kitch
Assistant Secretary

July 29, 2003

          A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2003 is available without charge upon written request to: Investor Relations, Asyst Technologies, Inc., 48761 Kato Road, Fremont, CA 94538.

APPENDIX A

ASYST TECHNOLOGIES, INC.

2003 EQUITY INCENTIVE PLAN

Adopted: July 22, 2003

Approved By Shareholders:                     , 2003
Termination Date: July 21, 2013

1.	PURPOSES

      (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

      (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options and (iii) Restricted Stock Awards.

      (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS

      (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

      (d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

      The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

      Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

      (e) “Code” means the Internal Revenue Code of 1986, as amended.

      (f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

      (g) “Common Stock” means the common stock of the Company.

      (h) “Company” means Asyst Technologies, Inc., a California corporation.

      (i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

      (j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

      (k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

      (l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

      (m) “Director” means a member of the Board.

      (n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

      (o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

      (p) “Entity” means a corporation, partnership or other entity.

      (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

      (s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

      (t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (u) “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of

Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

      (v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

      (w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

      (y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

      (aa) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

      (bb) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

      (cc) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

      (dd) “Plan” means this Asyst Technologies, Inc. 2003 Equity Incentive Plan.

      (ee) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a) of the Plan.

      (ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

      (gg) “Securities Act” means the Securities Act of 1933, as amended.

      (hh) “Stock Award” means any right granted under the Plan, including an Option, or a Restricted Stock Award.

      (ii) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (jj) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

      (kk) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

      3.     ADMINISTRATION

      (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

      (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

      (c) Delegation to Committee

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

      (d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

      (e) Prohibition on Repricings. The Board may not, without the approval of the Company’s shareholders, (1) amend the option to reduce the exercise price of any outstanding Option under the Plan, (2) cancel any outstanding Option under the Plan and then grant in substitution thereof a new Option or other Stock Award under the Plan covering the same or a different number of shares of Common Stock.

      (f) Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in Santa Clara County, California. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

      4.     SHARES SUBJECT TO THE PLAN

      (a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million (1,000,000) shares of Common Stock.

      (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Common Stock not acquired, such Stock Award or the shares of Common Stock forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be one million (1,000,000) shares of Common Stock.

      (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

      (d) Limits on Grants of Restricted Stock Awards. No more than ten percent (10%) of the share reserve provided in Section 4(a) shall be granted as Restricted Stock Awards.

      5.     ELIGIBILITY

      (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

      (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

      (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options covering more than four hundred thousand (400,000) shares of Common Stock during any calendar year.

      (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

      6.     OPTION PROVISIONS

      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

      (a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

      (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (d)     Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

      In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

      (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

      (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

      (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised

(which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

      (h) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

      (i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

      (j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

      (k) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

      (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.     PROVISIONS OF RESTRICTED STOCK AWARDS

      Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical, but each Restricted Stock Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Company Stock (or such higher amount required by law). A Restricted Stock Award may be awarded as a stock bonus to the extent permissible under applicable law.

(b) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) at the discretion of the Board, by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment and must be made in a form of consideration legal under Delaware Corporation Law.

(i) Vesting. Shares of Common Stock acquired under the Restricted Stock Award agreement must be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. The vesting schedule must at a minimum be (i) for three years for shares that vest based on continued service to the Company and (ii) for one year for shares that vest based upon the accomplishment of performance criteria (where such performance criteria are determined by the Board, in its discretion).

(ii) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the Restricted Stock Award agreement.

(iii) Transferability. Rights to purchase or receive shares of Common Stock granted under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award agreement.

8.     COVENANTS OF THE COMPANY

      (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

      (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.     USE OF PROCEEDS FROM STOCK

      Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.     MISCELLANEOUS

      (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

      (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

      (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

      (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

      (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

      (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of

Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.     ADJUSTMENTS UPON CHANGES IN STOCK

      (a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

      (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

      (c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

      (d) Change in Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.     AMENDMENT OF THE PLAN AND STOCK AWARDS

      (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

      (b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

      (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

      (e) Amendment of Stock Awards. Except as provided for in Section 3(e) of the Plan, the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.     TERMINATION OR SUSPENSION OF THE PLAN

      (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.     EFFECTIVE DATE OF PLAN

      The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.     CHOICE OF LAW

      The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX B

ASYST TECHNOLOGIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors on June 23, 1993

Approved by the Shareholders on September 3, 1993
Amended by the Board of Directors on July 25, 1996
Approved by the Shareholders on September 30, 1996
Revised to reflect stock split on August 1, 1997
Amended by the Board of Directors on July 21, 1998
Approved by the Shareholders on September 16, 1998
Amended by the Board of Directors on May 15, 2001
Approved by the Shareholders on September 14, 2001
Amended by the Board of Directors on July 22, 2003
Approved by the Shareholders on                           , 2003

      1.     PURPOSE

      (a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Asyst Technologies, Inc., a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

      (b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

      (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

      (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

      2.     ADMINISTRATION

      (a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

      (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

      3.     SHARES SUBJECT TO THE PLAN

      (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate Two Million Four Hundred Fifty Thousand (2,450,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

      4.     GRANT OF RIGHTS; OFFERING

      The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

      5.     ELIGIBILITY

      (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

      (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

      (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

      (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

      (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

      6.     RIGHTS; PURCHASE PRICE

      (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding ten percent (10%) of such employee’s Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the “Purchase Period”). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Exercise Date (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

      (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

      7.     PARTICIPATION; WITHDRAWAL; TERMINATION

      (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the

Board or the Committee of such employee’s Earnings during the Purchase Period. “Earnings” is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero), increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

      (b) At any time during a Purchase Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

      (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

      (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

      8.     EXERCISE

      (a) On each exercise date, as defined in the relevant Offering (an “Exercise Date”), each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

      (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and the Exercise Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Exercise Date shall not be delayed more than two (2) months and the Exercise Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Exercise Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

      9.     COVENANTS OF THE COMPANY

      (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

      10.     USE OF PROCEEDS FROM STOCK

      Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

      11.     RIGHTS AS A STOCKHOLDER

      A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

      12.     ADJUSTMENTS UPON CHANGES IN STOCK

      (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

      (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

      13.     AMENDMENT OF THE PLAN

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”)); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

      (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

      14.     TERMINATION OR SUSPENSION OF THE PLAN

      (a) The Board may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

      15.     EFFECTIVE DATE OF PLAN

      The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

PROXY CARD

ASYST TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 23, 2003

     The undersigned hereby appoints Stephen S. Schwartz, Ph.D. and Geoffrey G. Ribar, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Asyst Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Asyst Technologies, Inc. to be held at the offices of Asyst Technologies, Inc., located at 48761 Kato Road, Fremont, CA 94538 on Tuesday, September 23, 2003 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

—DETACH HERE—

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PROXY CARD

☒  Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:	To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

Nominees:	(01) Stephen S. Schwartz, Ph.D.	(02) P. Jackson Bell
	(03) Stanley Grubel	(04) Robert A. McNamara
	(05) Anthony E. Santelli	(06) Walter W. Wilson
(07) Tsuyoshi Kawanishi

☐ FOR all nominees listed above (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for the nominees listed above

☐	MARK HERE ☐ FOR ADDRESS
CHANGE AND NOTE BELOW
To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) above:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4 BELOW.

PROPOSAL 2:	To approve our 2003 Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 3:	To approve our 1993 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under this plan by 550,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 4:	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the 2004 fiscal year.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Signature:

Dated:

Signature:

Dated:

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN
ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

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